SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2010

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26- 1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4040 Barranca Pkwy, Suite #220, Irvine, CA  92604

(Address of Principal Executive Offices)(Zip Code)

(949) 333-7500

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Agreement

On August 30, 2010, we loaned Rovion, Inc., a Delaware corporation (“Rovion”) $27,000 pursuant to the terms of a secured promissory note (“Note”). The Note was issued pursuant to a Loan and Security Agreement entered into on July 28, 2010 between the parties, whereby we agreed to lend Rovion up to $100,000 from time to time with such loans bearing interesting 12% per annum and shall be payable 30 days from the date of issuance of each loan.  The loan amounts are secured by all of Rovion’s accounts receivables.

Item 2.01- Completion of Acquisition or Disposition of Assets.

On August 31, 2010, we completed the previously announced merger (the “Merger”) of Rovion Acquisition, Inc. (“Merger Sub”), a Delaware corporation and our wholly-owned subsidiary, with and into Rovion, whereby Rovion became our wholly-owned subsidiary. The Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization, dated August 4 2010, by and among the Company, Rovion and Merger Sub (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Rovion common stock was cancelled and converted into the right to receive a pro rata portion of 85,309,620 shares of our common stock.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2010, the terms of which are incorporated herein by reference.

Founded in 2001, Rovion is a privately held Boston-based developer of the innovative InPerson virtual spokesperson ad unit and offers a broad range of online advertising products and services to its active customer base of more than 1,000 companies in the automotive, e-commerce, entertainment, food-related, healthcare, retail, services and sports industries.

Item 5.02— Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On August 31, 2010, the Board of Directors appointed Steven Dong, our Chief Financial Officer, and Brian Goss, our newly appointed Chief Technology Officer, as members of our Board. Messrs. Dong and Goss filled two vacancies on our Board.

Steven Dong, age 44, has been our Chief Financial Officer since January 30, 2007.  From March 2006, he served as our consulting CFO under an agreement with a professional services firm owned by Mr. Dong.  Mr Dong has owned the professional services firm since 2002.  Prior thereto, from 1999 to 2002, Mr. Dong served as Chief Financial Officer of Taitron Components, Inc., a publicly-held semi-conductor company. From 1995 to 1999, Mr. Dong served as a financial consultant specializing in assisting publicly held companies by serving as their interim Chief Financial Officer. From 1988 to 1995, Mr. Dong was employed by Coopers & Lybrand LLP. Mr. Dong is a Certified Public Accountant and a member in good standing with the American Institute of Certified Public Accountants and California State Board of Accountancy.

Brian Goss, age 34, has served as CEO and CTO of Rovion since July 2009 (CTO since November 2008). Before joining Rovion Mr. Goss was the founder and CEO of Thrive Video, Inc., a Rovion competitor that was acquired by Rovion in November 2008. Prior to Thrive Video, Mr. Goss sold web-based business process automation solutions for Recordsforce and Recall. Mr. Goss has over 10 years of experience innovating, developing and selling business-to-business web-based applications. Mr. Goss received his Bachelors in Business Administration from the University of Georgia and earned his MBA from Babson College.

Appointment of Executive Officers

On August 31, 2010, our Board appointed the following individuals to serve in the following executive officer roles of the Company and our subsidiary Rovion commencing September 1, 2010.

Brian Goss as Chief Technology Officer. Mr. Goss’ bio is stated above.

David Arslanian, 33, as Chief Operating Officer.  Since December 2009, Mr. Arslanian served as President & Chief Operating Officer of Rovion.  Prior to that, Mr. Arslanian had been the Chief Operating Officer of Rovion. He came to Rovion as part of the Thrive Video, Inc. acquisition, which he personally architected.  Before joining Thrive he was the co-founder and Chief Operating Officer of Inanovate, Inc., a life sciences company, specializing in advanced microarray’s used to detect diseases (most notably prostate and ovarian cancer).  He currently sits on the Inanovate board of directors. Prior to Inanovate, Mr. Arslanian worked at SEI Investments in their Technology Services Unit where he was responsible for several large business and product lines. Mr. Arslanian received his BA in Economics from the University of Massachusetts Boston and earned his MBA from Babson College in 2006 with a concentration in Global Strategic Management where he was the recipient of the Roger W. Babson award for outstanding leadership.

David Simon, 44, as President and Chief Marketing Officer.  Since March 2010, Mr. Simon has served as President and Chief Marketing Officer for Rovion. Prior to joining Rovion, Mr. Simon served as the VP of Marketing and Chief Strategist for CEIVA Logic, Inc., a privately held digital photo frame sharing services firm.  Before creating his own product marketing consultancy, he spent three years at Yahoo! Inc., as the Director of Integrated Promotions and as Director of Product Marketing, reporting to the CMO.  Mr. Simon was a founding employee and SVP of Sales for Yoyodyne, Inc., an on-line direct marketing and promotions firm, created by internet entrepreneur and author, Seth Godin.  While at Yoyodyne, Mr. Simon lead  a projection exceeding sales team and was directly involved in shepherding the acquisition of Yoyodyne by Yahoo! for $30M.

Executive Employment Contracts

Employment Agreement with Brian Goss

On August 31, 2010, we entered into a new employment agreement with Mr. Goss, to serve as our Chief Technology Officer beginning on September 1, 2010. The employment agreement has a term of one year.

The material terms of the agreement are:  (i) base annual salary of $150,000 or base annual salary (which will be increased to $175,000 upon receiving an aggregate of $2,100,000 in investment financing in our current private placement); (ii) participation in our standard employee benefit plans; (iii) stock option grant to purchase up to 2,500,000 shares or our common stock; (iv) reimbursable expenses customarily given to executives; (v) an annual bonus of up to 100% of annual salary upon achieving performance standards or goals set by the CEO (vi) severance arrangements described below.

If we terminate Mr. Goss’s employment agreement without cause, or if Mr. Goss resigns for good reason, each as defined in the agreement, we are obligated to pay Mr. Goss his annual salary for the remaining term of the agreement as well as a pro-rata bonus for unexpired term of the agreement (the bonus amount shall be estimated in good faith based upon the employees performance up until termination); all vested options granted to him prior to that time; provided that in the event the termination occurs within 120 days of the execution of an agreement which results in a change of control, as described below, vesting of all options will be accelerated and in the event the termination occurs outside of such 120 day period, all unvested options that would have vested had Mr. Goss’s employment agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination.

Employment Agreement with David Arslanian

On August 31, 2010, we entered into a new employment agreement with Mr. Arslanian, to serve as our Chief Operating Officer beginning on September 1, 2010. The employment agreement has a term of one year.

The material terms of the agreement are:  (i) base annual salary of $150,000 or base annual salary (which will be increased to $175,000 upon receiving an aggregate of $2,100,000 in investment financing in our current private placement); (ii) participation in our standard employee benefit plans; (iii) stock option grant to purchase up to 2,500,000 shares or our common stock; (iv) reimbursable expenses customarily given to executives; (v) an annual bonus of up to 100% of annual salary upon achieving performance standards or goals set by the CEO (vi) severance arrangements described below.

If we terminate Mr. Arslanian’s employment agreement without cause, or if Mr. Arslanian resigns for good reason, eachas defined in the agreement, we are obligated to pay Mr. Arslanian his annual salary for the remaining term of the agreement as well as a pro-rata bonus for unexpired term of the agreement (the bonus amount shall be estimated in good faith based upon the employees performance up until termination); all vested options granted to him prior to that time; provided that in the event the termination occurs within 120 days of the execution of an agreement which results in a change of control, as described below, vesting of all options will be accelerated and in the event the termination occurs outside of such 120 day period, all unvested options that would have vested had Mr. Arslanian’s employment agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination.

Employment Agreement with David Simon

On August 31, 2010, we entered into a new employment agreement with Mr. Simon, to serve as our President and Chief Marketing Officer beginning on September 1, 2010. The employment agreement has a term of one year.

The material terms of the agreement are:  (i) base annual salary of $150,000 or base annual salary (which will be increased to $180,000 upon receiving an aggregate of $2,100,000 in investment financing in our current private placement); (ii) participation in our standard employee benefit plans; (iii) stock option grant to purchase up to 3,500,000 shares or our common stock; (iv) reimbursable expenses customarily given to executives; (v) an annual bonus  of up to 100% of annual salary upon achieving performance standards or goals set by the CEO (vi) severance arrangements described below.

If we terminate Mr. Simon’s employment agreement without cause, or if Mr. Simon resigns for good reason, each as defined in the agreement, we are obligated to pay Mr. Simon his annual salary for the remaining term of the agreement as well as a pro-rata bonus for unexpired term of the agreement (the bonus amount shall be estimated in good faith based upon the employees performance up until termination); all vested options granted to him prior to that time; provided that in the event the termination occurs within 120 days of the execution of an agreement which results in a change of control, as described below, vesting of all options will be accelerated and in the event the termination occurs outside of such 120 day period, all unvested options that would have vested had Mr. Simon’s employment agreement remained in force through the end of the initial term will be fully vested immediately prior to such termination.

Item 9.01—Financial Statement and Exhibits

a) Financial Statement of Business Acquired

We will file the financial statements required by Item 9.01(a) of Form 8-K with respect to our acquisition of Rovion as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K

b) Pro Forma Financial Information

We will file the pro forma financial information required by Item 9.01(a) of Form 8-K with respect to our acquisition of Rovion as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K

99.01	Loan and Security Agreement between DigitalPost Interactive, Inc. and Rovion, Inc. and form of Secured Promissory Note (1)
99.02	Employment Agreement with Brian Goss and DigitalPost Interactive, Inc., dated August 31, 2010.
99.03	Employment Agreement with David Simon and DigitalPost Interactive, Inc., dated August 31, 2010.
99.04	Employment Agreement with David Arslanian and DigitalPost Interactive, Inc., dated August 31, 2010.

(1) Incorporated by reference from Exhibit 99.2 of our Current Report on Form 8-K filed with the SEC on August 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer and Sole Director

Date:       September 7, 2010